EXHIBIT 21.1

List of Subsidiary Companies

Channel Services S.A., a Swiss company

CNET Europe (US), LLC, a Delaware company

CNET International, Ltd., a Cayman Islands company

CNET Investments, Inc., a Delaware company

CNET Korea Inc., a Korean company

CNET Marketplaces, Inc. a Delaware company

CNET Networks Asia Pacific Pte Ltd, a Singapore company

CNET Networks Australia Pty Ltd., an Australian company

CNET Networks Deutschland GmbH, a German company

CNET Networks (France) SAS, a French company

CNET Networks Japan KK, a Japanese company

CNET Networks Korea Inc., a Korean company

CNET Networks UK Limited, a United Kingdom company

CNET Subsidiary, Inc., a Delaware company

dFactory SARL, a Swiss company

INET Centric Finance Inc., a Delaware company

mySimon, Inc., a California company

ZDNet Global BV, a Netherlands company

ZDNet Holdings BV, a Netherlands company

ZDNet Italia Srl, an Italian company

ZDNet Media (China) LDC, a Cayman Islands company

Ziff-Davis (Tianjin) Computer IT Co., Ltd., a Chinese company